Exhibit 99.1

SpartanNash Announces Third Quarter 2019 Financial Results

Third Quarter Net Sales Increased 6.0%, Including Positive Retail Comparable Store Sales

Profitability Consistent with Company Guidance

GRAND RAPIDS, MICHIGAN – November 6, 2019 – SpartanNash Company (the “Company”) (Nasdaq: SPTN) today reported financial results for the 12-week third quarter and 40-week period ended October 5, 2019.

Third Quarter Fiscal 2019 Highlights

•	Net sales growth of 6.0%, to $2.00 billion from $1.89 billion in the prior year quarter
•	Retail comparable store sales increased 0.1%
•

EPS of $(0.01) per share; Adjusted EPS of $0.30, including $0.08 in CEO transition and supplemental incentive program costs (“Transition Costs”), which were specifically excluded from August 14, 2019 guidance

•	The Company reaffirms full year guidance; quantifies previously excluded Transition Costs

“We are encouraged to have delivered third quarter profitability and sales growth in-line with the guidance we provided in August,” said Dennis Eidson, Interim President and Chief Executive Officer. “Our results were driven by a solid increase in net sales, representing our fourteenth consecutive quarter of growth and we are pleased with the return to positive retail comparable store sales. Our team is focused on driving improvements in operational execution and positioning the Company to realize profitable growth as we deliver value to our shareholders.”

Consolidated Financial Results

Consolidated net sales for the third quarter increased $113.1 million, or 6.0%, to $2.00 billion from $1.89 billion in the prior year quarter. The increase in net sales was generated through incremental volume resulting from the acquisition of Martin’s Super Markets (“Martins”) as well as higher sales within the Food Distribution segment, prior to the elimination of the intercompany sales for the acquired business.

Gross profit for the third quarter of fiscal 2019 was $290.4 million, or 14.5% of net sales, compared to $256.1 million, or 13.6% of net sales, in the prior year quarter. The growth in gross profit and improvement as a percent of net sales was primarily driven by the acquisition of Martin’s and the resulting higher mix of Retail sales.

Reported operating expenses for the third quarter were $274.6 million, or 13.7% of net sales, compared to $229.3 million, or 12.2% of net sales, in the prior year quarter. The increase in expenses as a rate of sales compared to the prior year quarter was due to additional Retail segment business associated with Martin’s and, to a lesser extent, an increase in administrative expenses, primarily related to Transition Costs, and incremental supply chain costs. Third quarter operating expenses would have been $272.3 million, or 13.6% of net sales, compared to $228.3 million, or 12.1% of net sales, in the prior year quarter, excluding the asset impairment charges and other adjustments detailed in Table 3.

The Company reported operating earnings of $15.8 million compared to $26.8 million in the prior year quarter. The decrease was primarily attributable to higher administrative expenses and supply chain costs, partially offset by incremental earnings from the newly acquired Martin’s business and growth in the Food Distribution segment. Adjusted operating earnings(1) were $20.3 million compared to $27.8 million in the prior year and were adjusted for Fresh Kitchen operating losses subsequent to the decision to exit the business at the end of the second quarter. The decrease in adjusted operating earnings was due to the factors mentioned above, partially offset by the adjustment of Fresh Kitchen operating losses. Please see the financial tables at the end of this press release for a reconciliation of each non-GAAP financial measure to the most directly comparable measure, prepared and presented in accordance with GAAP.

The Company reported a third quarter loss from continuing operations of $0.3 million, or $0.01 per share, compared to earnings of $17.5 million, or $0.49 per diluted share, in the prior year quarter. The decrease reflects $7.7 million in expense associated with the previously announced termination of the Company’s corporate pension plan as well as the operating earnings changes noted above.

Adjusted earnings from continuing operations(3) for the third quarter were $10.9 million, or $0.30 per diluted share, and include $2.9 million, or $0.08 per diluted share, in Transition Costs which were specifically excluded from the guidance provided on August 14, 2019. Adjusted earnings from continuing operations in the prior year quarter were $17.9 million, or $0.50 per diluted share. A reconciliation of reported earnings from continuing operations to adjusted earnings from continuing operations is included at Table 4.

Adjusted EBITDA(2) was $41.6 million compared to $48.3 million in the prior year quarter due to the factors mentioned above.

Segment Financial Results

Food Distribution

Net sales for Food Distribution decreased $1.2 million, or 0.1%, to $939.0 million from $940.2 million in the prior year quarter. Excluding the impact of the elimination of intercompany sales to Martin’s subsequent to the acquisition, sales increased 3.6%, primarily due to sales growth with existing customers.

Reported operating earnings for Food Distribution were $11.7 million compared to $19.8 million in the prior year quarter. The decrease in reported operating earnings was due to higher corporate administrative expenses, including Transition Costs, as well as supply chain costs, partially offset by contributions from sales growth. Third quarter adjusted operating earnings(1) were $15.5 million compared to $20.4 million in the prior year quarter primarily due to the same items. Adjusted operating earnings exclude Fresh Kitchen operating losses subsequent to the decision to exit the business and asset impairment charges in the current year quarter, and merger/acquisition and integration expenses in the prior year quarter.

Military Distribution

Net sales for Military Distribution decreased $1.0 million, or 0.2%, to $499.2 million from $500.2 million in the prior year quarter. The decrease was due to lower comparable sales at DeCA operated locations partially offset by incremental volume from new business with an existing customer that commenced late in the fourth quarter of 2018 and the continued expansion of DeCA’s private brand program.

Reported operating loss for Military Distribution was $2.6 million compared to operating earnings of $1.5 million in the prior year quarter. The decrease was primarily attributable to higher supply chain costs and corporate administrative expenses. The third quarter adjusted operating loss(1) was $2.5 million compared to earnings of $1.6 million in the prior year quarter.

Retail

Net sales for Retail increased $115.3 million, or 25.8%, to $561.6 million from $446.3 million in the prior year quarter. Comparable store sales were positive at 0.1%, however were offset by a decrease in fuel sales primarily due to a lower price per gallon.

Reported operating earnings for Retail were $6.7 million compared to operating earnings of $5.5 million in the prior year quarter. The increase in reported operating earnings was primarily attributable to the contribution of the acquired Martin’s stores, the favorable impact of closing underperforming stores and improvements in margin rates, partially offset by higher corporate administrative expenses, including Transition Costs. Adjusted operating earnings(1) were $7.3 million compared to $5.9 million in the prior year quarter and exclude restructuring charges in both periods.

Cash Flow

Cash flows provided by operating activities for the 40 weeks ended October 5, 2019 were $140.0 million, materially consistent with the 40 weeks ended October 6, 2018 at $142.5 million. The Company generated $93.1 million in free cash flow(5) over the same period in the current year and $89.9 million in the prior year.

During the first three quarters of fiscal 2019, the Company returned $20.7 million to shareholders in the form of cash dividends equal to $0.57 per common share.

Strategic Business Objectives

The following are key updates to the Company’s progress towards its strategic business objectives during the third quarter of 2019:

•	Sustained mid-single digit sales growth in the third quarter, realizing 6.0% net sales growth from the same quarter in the prior year and delivering its 14th consecutive quarter of net sales growth.

•	Continued to implement Project One Team initiatives and remains on track to achieve a run rate of over $20.0 million in annual cost savings by April 20, 2021.

•	Continued to reduce both working capital and debt compared to the prior year, despite sustaining net sales growth and the acquisition of Martin’s in early 2019.

Outlook

The Company is reaffirming its net sales and profitability outlook previously provided on August 14, 2019, and has now estimated Transition Costs which were not previously quantified. These costs are expected to range from $9.0 to $9.7 million in adjusted EBITDA(2) and $6.6 to $7.1 million in adjusted earnings from continuing operations(3), or $0.18 to $0.20 per diluted share.

	August 14, 2019 Guidance		Guidance Including Transition Costs
	52 Weeks Ending December 28, 2019	Transition costs	52 Weeks Ending December 28, 2019
Net Sales Growth	Mid-single digits	—	Mid-single digits
Adjusted EBITDA(2)	$183.0 - $195.0 million	$9.0 - $9.7 million	$173.3 - $186.0 million
Adjusted EPS from Continuing Operations(4)	$1.20 - $1.35	$0.18 - $0.20	$1.00 - $1.17
Reported EPS from Continuing Operations	$0.21 - $0.47	$0.18 - $0.20	$0.01 - $0.29

The Company’s fiscal 2019 reported earnings guidance reflects an effective tax rate benefit of 17.0% to 20.0% and the adjusted earnings guidance reflects an effective tax rate expense of 18.0% to 18.5%. The Company expects capital expenditures for fiscal year 2019 to be in the range of $80.0 million to $89.0 million, with depreciation and amortization of $88.0 million to $89.0 million. Interest expense is expected to range from $34.5 million to $35.0 million.

The Fresh Kitchen will cease production during the fourth quarter of fiscal 2019 and the Company anticipates a disposition of the facility and related assets as early as the first quarter of fiscal 2020.

The Board of Directors has begun a formal process to identify the Company’s next Chief Executive Officer. Spencer Stuart, a leading executive search and leadership consulting firm, has been retained as an advisor in the process.

Conference Call

A telephone conference call to discuss the Company’s third quarter 2019 financial results is scheduled for Thursday, November 7, 2019 at 8:00 a.m. ET. A live webcast of this conference call will be available on the Company’s website, www.spartannash.com/webcasts. Simply click on “For Investors” and follow the links to the live webcast. The webcast will remain available for replay on the Company’s website for approximately ten days.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a Fortune 400 company whose core businesses include distributing grocery products to a diverse group of independent and chain retailers, its corporate-owned retail stores and U.S. military commissaries and exchanges; as well as premier fresh produce distribution and fresh food processing. SpartanNash serves customer locations in all 50 states and the District of Columbia, Europe, Cuba, Puerto Rico, Bahrain, Djibouti and Egypt. SpartanNash currently operates 158 supermarkets, primarily under the banners of Family Fare, Martin’s Super Markets, D&W Fresh Market, VG’s Grocery, Dan’s Supermarket and Family Fresh Market. Through its MDV military division, SpartanNash is a leading distributor of grocery products to U.S. military commissaries.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words “outlook,” “believe,” “anticipates,” “continue,” “expects,” “guidance,” “trend,” “on track,” “encouraged” or “plan” or similar expressions. The statements in the “Outlook” section of this press release are inherently forward looking. Forward-looking statements relating to expectations about future results or events are based upon information available to SpartanNash as of today's date, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional risks and uncertainties include, but are not limited to, the Company's ability to compete in the highly competitive grocery distribution, retail grocery, and military distribution industries. Additional information concerning these and other risks is contained in SpartanNash’s most recently filed Annual Report on Form 10-K, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning SpartanNash, or other matters and attributable to SpartanNash or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SpartanNash does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

(1) A reconciliation of operating earnings to adjusted operating earnings, a non-GAAP financial measure, is provided below.

(2) A reconciliation of net loss to Adjusted EBITDA, a non-GAAP financial measure, is provided below.

(3) A reconciliation of loss from continuing operations to adjusted earnings from continuing operations, a non-GAAP financial measure, is provided below.

(4) A reconciliation of projected earnings per share from continuing operations to adjusted earnings per share from continuing operations, a non-GAAP financial measure, is provided below.

(5) A reconciliation of net cash provided by operating activities to free cash flow, a non-GAAP financial measure, is provided below.

Investor Contacts:	Mark Shamber	Chief Financial Officer and Executive Vice President	(616) 878-8023
	Katie Turner	Partner, ICR	(646) 277-1228

Media Contact:	Meredith Gremel	Vice President Corporate Affairs and Communications	(616) 878-2830

– More –

SPARTANNASH COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	October 5,	October 6,	October 5,	October 6,
(In thousands, except per share amounts)	2019	2018	2019	2018
Net sales	$1,999,808	$1,886,730	$6,538,112	$6,167,756
Cost of sales	1,709,447	1,630,588	5,581,015	5,302,740
Gross profit	290,361	256,142	957,097	865,016

Operating expenses
Selling, general and administrative	273,286	228,583	900,160	773,844
Merger/acquisition and integration	—	521	1,364	3,531
Restructuring charges and asset impairment	1,296	232	10,215	5,269
Total operating expenses	274,582	229,336	911,739	782,644

Operating earnings	15,779	26,806	45,358	82,372

Other expenses and (income)
Interest expense	7,375	7,082	27,952	22,828
Loss on debt extinguishment	329	—	329	—
Postretirement benefit expense (income)	10,221	(6)	19,677	(20)
Other, net	(180)	(189)	(1,071)	(635)
Total other expenses, net	17,745	6,887	46,887	22,173

(Loss) earnings before income taxes and discontinued operations	(1,966)	19,919	(1,529)	60,199
Income tax (benefit) expense	(1,656)	2,374	(1,973)	12,381
(Loss) earnings from continuing operations	(310)	17,545	444	47,818

Loss from discontinued operations, net of taxes	(27)	(80)	(126)	(238)
Net (loss) earnings	$(337)	$17,465	$318	$47,580

Basic (loss) earnings per share:
(Loss) earnings from continuing operations	$(0.01)	$0.49	$0.01	$1.33
Loss from discontinued operations	—	—	—	(0.01)
Net (loss) earnings	$(0.01)	$0.49	$0.01	$1.32

Diluted (loss) earnings per share:
(Loss) earnings from continuing operations	$(0.01)	$0.49	$0.01	$1.33
Loss from discontinued operations	—	—	—	(0.01)
Net (loss) earnings	$(0.01)	$0.49	$0.01	$1.32

Weighted average shares outstanding:
Basic	36,340	35,934	36,248	36,033
Diluted	36,340	35,946	36,248	36,045

SPARTANNASH COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	October 5,	December 29,
(In thousands)	2019	2018
Assets
Current assets
Cash and cash equivalents	$23,436	$18,585
Accounts and notes receivable, net	374,287	346,260
Inventories, net	594,676	553,799
Prepaid expenses and other current assets	52,176	73,798
Property and equipment held for sale	3,968	8,654
Total current assets	1,048,543	1,001,096

Property and equipment, net	618,126	579,060
Goodwill	181,035	178,648
Intangible assets, net	128,351	128,926
Operating lease assets	272,591	—
Other assets, net	85,900	84,182

Total assets	$2,334,546	$1,971,912

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$456,991	$357,802
Accrued payroll and benefits	59,472	57,180
Other accrued expenses	45,667	43,206
Current portion of operating lease liabilities	41,795	—
Current portion of long-term debt and finance lease liabilities	7,044	18,263
Total current liabilities	610,969	476,451

Long-term liabilities
Deferred income taxes	43,734	49,254
Operating lease liabilities	273,631	—
Other long-term liabilities	30,861	50,463
Long-term debt and finance lease liabilities	686,055	679,797
Total long-term liabilities	1,034,281	779,514

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 36,350 and 35,952 shares outstanding	489,656	484,064
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive loss	(748)	(15,759)
Retained earnings	200,388	247,642
Total shareholders’ equity	689,296	715,947

Total liabilities and shareholders’ equity	$2,334,546	$1,971,912

SPARTANNASH COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	40 Weeks Ended
(In thousands)	October 5, 2019	October 6, 2018
Cash flow activities
Net cash provided by operating activities	$140,034	$142,546
Net cash used in investing activities	(117,645)	(45,533)
Net cash used in financing activities	(17,385)	(91,773)
Net cash used in discontinued operations	(153)	(234)
Net increase in cash and cash equivalents	4,851	5,006
Cash and cash equivalents at beginning of the period	18,585	15,667
Cash and cash equivalents at end of the period	$23,436	$20,673

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating Earnings by Segment

(Unaudited)

	12 Weeks Ended				40 Weeks Ended
(In thousands)	October 5, 2019		October 6, 2018		October 5, 2019		October 6, 2018
Food Distribution Segment:
Net sales	$939,047	47.0%	$940,183	49.8%	$3,043,668	46.6%	$3,037,096	49.3%
Operating earnings	11,699		19,815		36,564		63,060
Military Segment:
Net sales	499,156	24.9%	500,222	26.5%	1,661,097	25.4%	1,653,496	26.8%
Operating (loss) earnings	(2,646)		1,508		(5,806)		6,120
Retail Segment:
Net sales	561,605	28.1%	446,325	23.7%	1,833,347	28.0%	1,477,164	23.9%
Operating earnings	6,726		5,483		14,600		13,192
Total:
Net sales	$1,999,808	100.0%	$1,886,730	100.0%	$6,538,112	100.0%	$6,167,756	100.0%
Operating earnings	15,779		26,806		45,358		82,372

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company also provides information regarding Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“adjusted EBITDA”), adjusted operating earnings, adjusted earnings from continuing operations, total net long-term debt, free cash flow and projected adjusted earnings per diluted share from continuing operations. These are non-GAAP financial measures, as defined below, and are used by management to allocate resources, assess performance against its peers and evaluate overall performance. The Company believes these measures provide useful information for both management and its investors. The Company believes these non-GAAP measures are useful to investors because they provide additional understanding of the trends and special circumstances that affect its business. These measures provide useful supplemental information that helps investors to establish a basis for expected performance and the ability to evaluate actual results against that expectation. The measures, when considered in connection with GAAP results, can be used to assess the overall performance of the Company as well as assess the Company’s performance against its peers. These measures are also used as a basis for certain compensation programs sponsored by the Company. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its financial results in these adjusted formats.

Current year adjusted operating earnings, adjusted earnings from continuing operations, and adjusted EBITDA exclude “Fresh Kitchen operating losses” subsequent to the decision to exit these operations at the beginning of the third quarter, costs associated with organizational realignment, which include significant changes to the Company’s management team, and fees paid to a third-party advisory firm associated with Project One Team, the Company’s initiative to drive growth while increasing efficiency and reducing costs. Pension termination costs, primarily related to non-operating settlement expense associated with the distribution of pension assets, are excluded from adjusted earnings from continuing operations, and to a lesser extent adjusted operating earnings. These items are considered “non-operational” or “non-core” in nature. Prior year adjusted operating earnings, adjusted earnings from continuing operations, and adjusted EBITDA exclude start-up costs associated with the Fresh Kitchen operation, which concluded during the first quarter of 2018. The Fresh Kitchen represented a new line of business for the Company.

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

	12 Weeks Ended		40 Weeks Ended
(In thousands)	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Net (loss) earnings	$(337)	$17,465	$318	$47,580
Loss from discontinued operations, net of tax	27	80	126	238
Income tax (benefit) expense	(1,656)	2,374	(1,973)	12,381
Other expenses, net	17,745	6,887	46,887	22,173
Operating earnings	15,779	26,806	45,358	82,372
Adjustments:
LIFO expense	1,268	654	3,761	2,349
Depreciation and amortization	20,351	19,247	67,513	63,272
Merger/acquisition and integration	—	521	1,364	3,531
Restructuring charges and asset impairment	1,296	232	10,215	5,269
Fresh Kitchen start-up costs	—	—	—	1,366
Fresh Kitchen operating losses	2,204	—	2,204	—
Stock-based compensation	638	773	6,735	7,040
Non-cash rent	(1,082)	(187)	(4,542)	(818)
Costs associated with Project One Team	—	—	5,428	—
Organizational realignment costs	935	—	1,812	—
Other non-cash charges	187	258	710	785
Adjusted EBITDA	$41,576	$48,304	$140,558	$165,166

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, continued

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

	12 Weeks Ended		40 Weeks Ended
(In thousands)	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Food Distribution:
Operating earnings	$11,699	$19,815	$36,564	$63,060
Adjustments:
LIFO expense	639	245	1,869	929
Depreciation and amortization	7,390	7,540	25,368	24,179
Merger/acquisition and integration	—	479	(130)	3,419
Restructuring charges (gains) and asset impairment	1,043	(68)	10,724	1,292
Fresh Kitchen start-up costs	—	—	—	1,366
Fresh Kitchen operating losses	2,204	—	2,204	—
Stock-based compensation	302	351	3,319	3,318
Non-cash rent	147	41	353	115
Costs associated with Project One Team	—	—	2,877	—
Organizational realignment costs	495	—	960	—
Other non-cash charges	14	119	391	466
Adjusted EBITDA	$23,933	$28,522	$84,499	$98,144
Military:
Operating (loss) earnings	$(2,646)	$1,508	$(5,806)	$6,120
Adjustments:
LIFO expense	372	146	1,034	544
Depreciation and amortization	2,764	2,816	9,097	9,257
Merger/acquisition and integration	—	—	—	4
Restructuring charges (gains)	—	29	—	(801)
Stock-based compensation	114	155	1,091	1,181
Non-cash rent	(80)	(74)	(283)	(249)
Costs associated with Project One Team	—	—	706	—
Organizational realignment costs	122	—	236	—
Other non-cash (gains) charges	(70)	31	(91)	57
Adjusted EBITDA	$576	$4,611	$5,984	$16,113
Retail:
Operating earnings	$6,726	$5,483	$14,600	$13,192
Adjustments:
LIFO expense	257	263	858	876
Depreciation and amortization	10,197	8,891	33,048	29,836
Merger/acquisition and integration	—	42	1,494	108
Restructuring charges (gains) and asset impairment	253	271	(509)	4,778
Stock-based compensation	222	267	2,325	2,541
Non-cash rent	(1,149)	(154)	(4,612)	(684)
Costs associated with Project One Team	—	—	1,845	—
Organizational realignment costs	318	—	616	—
Other non-cash charges	243	108	410	262
Adjusted EBITDA	$17,067	$15,171	$50,075	$50,909

Notes: Adjusted EBITDA is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including deferred (stock) compensation, the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted EBITDA and adjusted EBITDA by segment are not measures of performance under accounting principles generally accepted in the United States of America and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definitions of adjusted EBITDA and adjusted EBITDA by segment may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Operating Earnings to Adjusted Operating Earnings

(A Non-GAAP Financial Measure)

(Unaudited)

	12 Weeks Ended		40 Weeks Ended
(In thousands)	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018
Operating earnings	$15,779	$26,806	$45,358	$82,372
Adjustments:
Merger/acquisition and integration	—	521	1,364	3,531
Restructuring charges and asset impairment	1,296	232	10,215	5,269
Fresh Kitchen start-up costs	—	—	—	1,366
Fresh Kitchen operating losses	2,204	—	2,204	—
Expenses associated with tax planning strategies	—	225	—	225
Costs associated with Project One Team	—	—	5,428	—
Organizational realignment costs	935	—	1,812	—
Pension termination	28	—	48	—
Severance associated with cost reduction initiatives	43	50	484	668
Adjusted operating earnings	$20,285	$27,834	$66,913	$93,431
Reconciliation of operating earnings (loss) to adjusted operating earnings (loss) by segment:
Food Distribution:
Operating earnings	$11,699	$19,815	$36,564	$63,060
Adjustments:
Merger/acquisition and integration	—	479	(130)	3,419
Restructuring charges (gains) and asset impairment	1,043	(68)	10,724	1,292
Fresh Kitchen start-up costs	—	—	—	1,366
Fresh Kitchen operating losses	2,204	—	2,204	—
Expenses associated with tax planning strategies	—	116	—	116
Costs associated with Project One Team	—	—	2,877	—
Organizational realignment costs	495	—	960	—
Pension termination	15	—	26	—
Severance associated with cost reduction initiatives	31	66	392	517
Adjusted operating earnings	$15,487	$20,408	$53,617	$69,770
Military:
Operating (loss) earnings	$(2,646)	$1,508	$(5,806)	$6,120
Adjustments:
Merger/acquisition and integration	—	—	—	4
Restructuring charges (gains)	—	29	—	(801)
Expenses associated with tax planning strategies	—	28	—	28
Costs associated with Project One Team	—	—	706	—
Organizational realignment costs	122	—	236	—
Pension termination	3	—	5	—
Severance associated with cost reduction initiatives	—	(1)	9	69
Adjusted operating (loss) earnings	$(2,521)	$1,564	$(4,850)	$5,420
Retail:
Operating earnings	$6,726	$5,483	$14,600	$13,192
Adjustments:
Merger/acquisition and integration	—	42	1,494	108
Restructuring charges (gains) and asset impairment	253	271	(509)	4,778
Expenses associated with tax planning strategies	—	81	—	81
Costs associated with Project One Team	—	—	1,845	—
Organizational realignment costs	318	—	616	—
Pension termination	10	—	17	—
Severance associated with cost reduction initiatives	12	(15)	83	82
Adjusted operating earnings	$7,319	$5,862	$18,146	$18,241

Notes: Adjusted operating earnings is a non-GAAP operating financial measure that the Company defines as operating earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted operating earnings is not a measure of performance under accounting principles generally accepted in the United States of America and should not be considered as a substitute for operating earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted operating earnings may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of Earnings from Continuing Operations to

Adjusted Earnings from Continuing Operations

(A Non-GAAP Financial Measure)

(Unaudited)

	12 Weeks Ended
	October 5, 2019		October 6, 2018
		per diluted		per diluted
(In thousands, except per share amounts)	Earnings	share	Earnings	share
(Loss) earnings from continuing operations	$(310)	$(0.01)	$17,545	$0.49
Adjustments:
Merger/acquisition and integration	—		521
Restructuring charges and asset impairment	1,296		232
Fresh Kitchen operating losses	2,204		—
Expenses associated with tax planning strategies	—		225
Organizational realignment costs	935		—
Loss on debt extinguishment	329		—
Severance associated with cost reduction initiatives	43		50
Pension termination	10,159		—
Total adjustments	14,966		1,028
Income tax effect on adjustments (a)	(3,751)		(176)
Impact of Tax Cuts and Jobs Act (b)	—		(494)
Total adjustments, net of taxes	11,215	0.31	358	0.01
Adjusted earnings from continuing operations	$10,905	$0.30	$17,903	$0.50

	40 Weeks Ended
	October 5, 2019		October 6, 2018
		per diluted		per diluted
(In thousands, except per share amounts)	Earnings	share	Earnings	share
Earnings from continuing operations	$444	$0.01	$47,818	$1.33
Adjustments:
Merger/acquisition and integration	1,364		3,531
Restructuring charges and asset impairment	10,215		5,269
Fresh Kitchen start-up costs	—		1,366
Fresh Kitchen operating losses	2,204		—
Expenses associated with tax planning strategies	—		225
Costs associated with Project One Team	5,428		—
Organizational realignment costs	1,812		—
Loss on debt extinguishment	329		—
Severance associated with cost reduction initiatives	484		668
Pension termination	19,510		—
Total adjustments	41,346		11,059
Income tax effect on adjustments (a)	(10,166)		(2,564)
Impact of Tax Cuts and Jobs Act (b)	—		(494)
Total adjustments, net of taxes	31,180	0.86	8,001	0.22
Adjusted earnings from continuing operations	$31,624	$0.87	$55,819	$1.55

(a)	The income tax effect on adjustments is computed by applying the applicable tax rate to the adjustments.
(b)	Includes a $1.1 million tax benefit attributable to tax planning strategies related to the Tax Cuts and Jobs Act.

Notes: Adjusted earnings from continuing operations is a non-GAAP operating financial measure that the Company defines as earnings from continuing operations plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted earnings from continuing operations is not a measure of performance under accounting principles generally accepted in the United States of America and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 5: Reconciliation of Long-Term Debt and Capital Lease Obligations to Total Net Long-Term Debt and Capital

Lease Obligations

(A Non-GAAP Financial Measure)

(Unaudited)

	October 5,	December 29,
(In thousands)	2019	2018
Current portion of long-term debt and finance lease liabilities	$7,044	$18,263
Long-term debt and finance lease liabilities	686,055	679,797
Total debt	693,099	698,060
Cash and cash equivalents	(23,436)	(18,585)
Total net long-term debt	$669,663	$679,475

Notes: Total net debt is a non-GAAP financial measure that is defined as long-term debt and capital lease obligations plus current maturities of long-term debt and capital lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long-term debt obligations that are not covered by available cash and temporary investments. Total net debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 6: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(A Non-GAAP Financial Measure)

(Unaudited)

	40 Weeks Ended
(In thousands)	October 5, 2019	October 6, 2018
Net cash provided by operating activities	$140,034	$142,546
Less:
Capital expenditures	46,905	52,600
Free cash flow	$93,129	$89,946

Notes: Free cash flow is a non-GAAP financial measure calculated by subtracting capital expenditures from cash flows provided by operating activities, the most directly comparable GAAP measure. The Company believes it is a useful indicator of liquidity that provides information to both management and investors about the amount of cash generated from operations that, after capital expenditures, can be used for strategic business objectives, including the repayment of long-term debt. Free cash flow is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 7: Reconciliation of Projected Earnings per Diluted Share from Continuing Operations to

Projected Adjusted Earnings per Diluted Share from Continuing Operations

(A Non-GAAP Financial Measure)

(Unaudited)

	52 Weeks Ending December 28, 2019
	Low	High
Earnings from continuing operations	$0.01	$0.29
Adjustments, net of taxes:
Merger/acquisition and integration expenses	0.04	0.03
Gain on sale of assets	(0.15)	(0.15)
Termination of frozen pension plan	0.41	0.38
Costs associated with Project One Team	0.12	0.11
Exit of Fresh Kitchen	0.12	0.10
Restructuring and asset impairment	0.38	0.36
Severance associated with cost reduction initiatives	0.03	0.02
Organizational realignment costs	0.04	0.03
Adjusted earnings from continuing operations	$1.00	$1.17